UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)      September 24, 2004

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland                   0-49731                        52-1726127
(State or other jurisdiction     (Commission             (IRS Employer
           of incorporation)             File Number)            Identification Number)

1919A West Street, Annapolis, Maryland   21401
(Address of principal executive offices)   (Zip Code)

410-268-554
(Registrant's telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 24, 2004, HS West, LLC, a subsidiary of Severn Savings Bank, FSB (the “Bank”) which is wholly owned by Severn Bancorp, Inc. (“Registrant”) entered into a construction management agreement with Gardiner & Gardiner General Contractors, LLC (the “Contractor”) for the construction of a five (5) story 82,000 ± square foot building, with parking garage. The building is intended to become the headquarters building for the Registrant and its subsidiary companies, including the Bank. Approximately forty-five percent (45%) of the building is intended to be initially occupied by the Registrant and its subsidiaries, with the balance to be leased to others.

The building will also contain a branch office of the Bank.

The estimated cost of construction of the building is $18.25 million, plus costs for tenant build out allowances. It is anticipated that construction will be completed by February 2006.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

      (c)  Exhibits

        99.1  Press release dated September 30, 2004

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated:  September 24, 2004    By:     /Alan J. Hyatt/
Alan J. Hyatt, President